Exhibit 12

                Santa Fe Pacific Corporation and Subsidiary Companies
            Statement of Computation of Ratio of Earnings to Fixed Charges
                            Six Months Ended June 30, 1995
                             (In millions, except ratio)



          Earnings:

           Income from continuing operations
             before income taxes                              $119.7

           Less income of unconsolidated subsidiaries
             greater than distributions                         (0.3)

           Amortization of capitalized interest                  1.2

           Fixed charges before interest
             capitalized (see below)                           103.6
                                                              ------
           Total Earnings                                     $224.2
                                                              ======

          Fixed Charges:

           Interest expense including
             amortization of debt discount                    $ 85.1

           Portion of rentals representing
             an interest factor                                 18.5
                                                              ------
           Fixed charges before interest
             capitalized                                       103.6

           Interest capitalized                                  2.6
                                                              ------
           Total Fixed Charges                                $106.2
                                                              ======
          Ratio of earnings to fixed charges                     2.1
                                                              ======